Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-291402, 333-232079, 333-223169, 333-216376, 333-209696, 333-198002, 333-187113, 333-183033, and 333-167874) of Tesla, Inc. of our report dated January 28, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 28, 2026